Exhibit 99.3

IMMEDIATE RELEASE:

September 17, 2009

HEADWATERS INCORPORATED ANNOUNCES $37.4 MILLION

REGISTERED DIRECT OFFERING

SOUTH JORDAN, UTAH, September 17, 2009 (NYSE: HW) – HEADWATERS INCORPORATED announced today that it entered into definitive agreements to sell 9.6 million shares of its common stock at $3.90 per share in a registered direct offering. Net proceeds to Headwaters after deduction of agency fees and estimated expenses will be approximately $34.6 million. The transaction is expected to close on September 22, 2009, subject to customary closing conditions.

Headwaters Incorporated intends to use the net proceeds from this offering for partial repayment of its senior secured first tier term loan (the “Term Loan”), which satisfies Headwaters’ requirement to repay $25 million of the Term Loan if Headwaters enters into an asset-backed lending facility on or before December 31, 2009. Canaccord Adams Inc. acted as lead placement agent and Stephens Inc. and Avondale Partners, LLC acted as co-placement agents for the offering.

A shelf registration statement relating to these securities previously was filed and declared effective by the Securities and Exchange Commission. A prospectus supplement related to the offering will be filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of offers to buy any security and shall not constitute an offer, solicitation, or sale of any security in any jurisdiction in which such offer, solicitation, or sale would be unlawful. A copy of the base prospectus and prospectus supplement (once filed) can be obtained at the Securities and Exchange Commission’s website http://www.sec.gov or via written request to Headwaters Incorporated at 10653 South River Front Parkway, Suite 300,South Jordan, UT,84095, Attention Investor Relations.

About Headwaters Incorporated

Headwaters Incorporated’s vision is to improve sustainability by transforming underutilized resources into valuable products. Headwaters is a diversified growth company providing products, technologies and services to the energy, construction and home improvement industries. Through its energy, coal combustion products, and building products businesses, the Company earns a revenue stream that helps to provide the capital to expand and acquire synergistic new business opportunities.

Forward Looking Statements

Certain statements contained in this press release are forward-looking statements within the meaning of federal securities laws and Headwaters intends that such forward-looking statements be subject to the safe-harbor created thereby. Forward-looking statements include Headwaters’ expectations as to the managing and marketing of coal combustion products, the production and marketing of building materials and products, the production and marketing of cleaned coal, the production and marketing of hydrogen peroxide, the licensing of resid hydrocracking technology and catalyst sales to oil refineries, the availability of refined coal tax credits, the development, commercialization, and financing of new technologies and other strategic business opportunities and acquisitions, and other information about Headwaters. Such statements that are not purely historical by nature, including those statements regarding Headwaters’ future business plans, the operation of facilities, the availability of feedstocks, and the marketability of the coal combustion products, building products, cleaned coal, hydrogen peroxide, catalysts, and the availability of tax credits, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and our future results that are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Actual results may vary materially from such expectations. Words such as “may,” “should,” “intends,” “plans,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “believes,” “seeks,” “estimates,” or variations of such words and similar expressions, or the negative of such terms, may help identify such forward-looking statements. Any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward-looking. In addition to matters affecting the coal combustion products, building products, and energy industries or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled “Risk Factors” in Item 1A in Headwaters’ Annual Report on Form 10-K for the fiscal year ended September 30, 2008, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses.

Although Headwaters believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that our results of operations will not be adversely affected by such factors. Unless legally required, we undertake no obligation to revise or update any forward-looking statements for any reason. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Our internet address is www.headwaters.com . There we make available, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our reports can be accessed through the investor relations section of our web site.

Contact:

Sharon Madden

Vice President of Investor Relations

(801) 984-9400